Exhibit 10.11

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) entered into on the 2nd day of March, 2020 (the “Effective Date”), between HELBIZ INC., a Delaware corporation (the “Company”), having its principal place of business at 32 Old Slip, 32nd Floor, New York, NY 10005, and Giulio Profumo (the “Executive”).

WITNESSETH

WHEREAS, the Company, recognizing the unique skills and abilities of the Executive, wishes to insure that the Executive will continue to be employed by the Company; and

WHEREAS, the Executive desires to continue in the employment of the Company; and

WHEREAS, the parties desire, by this Agreement, to set forth the terms and conditions of the employment relationship between the Company and the Executive.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

1.                   Employment and Duties.

(a)  The Company hereby employs the Executive as its Chief Financial Officer on the terms and conditions provided in this Agreement and Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall be a senior executive officer of the Company and, shall perform such duties as are customarily associated with the position of Chief Financial Officer and shall perform such other duties and responsibilities as are reasonably determined from time to time by the Company’s Chief Executive Officer (the “CEO”).

(b)	The Executive shall report to and be supervised by the CEO.

(c)  The Executive agrees to devote all of his professional time to the activities of the Company.

2.                  Term. The term of this Agreement shall commence on the Effective Date, and shall terminate on the third anniversary of the Effective Date. This Agreement shall be automatically renewed for successive three (3) year terms thereafter (each a Renewal Term) until and unless either party provides the other party with one hundred eighty (180) days prior written notice to the end of the initial term or the Renewal Term.

3.                  Compensation.

3.1 As compensation for performing the services required by this Agreement, and during the term of this Agreement, the Company shall: (a) pay to the Executive an annual salary (“Base Compensation”) of $100,000 per annum paid bi-weekly in equal installments pursuant to the Company’s customary payroll procedures; and (b) permit the Executive to participate in the Company’s non-qualified stock option plan as further set forth in the Executive’s individual award notice under the plan.

3.2 Once the Company becomes publicly traded: (a) Executive’s Base Compensation shall be increased to $298,000 per annum paid bi-weekly in equal installments pursuant to the Company’s customary payroll procedure; and (b) during the Term, the Company, in its sole discretion, may award to the Executive an annual bonus of up to 25% of the annual Base Compensation based on the Executive’s performance and other factors deemed relevant by the Company’s Chief Executive Officer and Board of Directors.

4.                   Employee Benefits. During the Employment Term and subject to the limitations set forth in this Section 4, the Executive and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), according to the terms of such plan or program, on terms no less favorable than the most favorable terms granted to senior executives of the Company.

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5.                   Vacation and Leaves of Absence. The Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than twenty (20) days during each twelve (12) month period, beginning on the Effective Date of this Agreement. Any vacation days that are not taken in a given twelve (12) month period shall not accrue or carry-over from year to year. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within ten (10) days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Company in its sole and absolute discretion may determine, and the Executive shall be entitled to the same sick leave and holidays provided to other senior executives of the Company.

6.                   Business Expenses.

The Executive shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder including, but not limited to work related travel and lodging.

7.        Relocation.

7.1 Temporary Housing Allowance. To assist Executive with Executive’s relocation to New York City, beginning in the 4th Quarter of 2020 the Company will provide Executive with a temporary housing allowance of $6,000 per month for 12 months, for a maximum of $72,000. The temporary housing allowance will be paid on the first pay period of each month following the Effective Date, subject to Executive’s continued service, and is subject to all applicable withholding and payroll taxes. The temporary housing allowance payment will be grossed up to compensate for income taxes, which tax gross-up shall be paid in accordance with Treasury Regulation Section 1.409A-3(i)(1)(v).

7.2 Relocation Assistance. To assist Executive with expenses associated with Executive’s relocation to New York City, Executive will be provided with a one-time relocation assistance payment of $6,000. The relocation assistance payment will be paid and treated as taxable compensation and will be subject to any withholding tax and payroll deductions required by law. The relocation assistance payment will be grossed up to compensate for income taxes, which tax gross-up shall be paid in accordance with Treasury Regulation Section 1.409A-3(i)(1)(v).

8.       D&O Insurance. During the Term of Employment and for a period of six years thereafter, the Company, or any successor to the Company shall keep in place a directors’ and officers’ liability insurance policy (or policies) providing comprehensive coverage to Executive.

9.        Change in Control.

Notwithstanding anything to the contrary in any individual award agreement or employment agreement entered into by and between the Executive and the Company, all outstanding equity-based and/or incentive compensation awards the Executive holds at the time of a Change in Control shall become 100% vested or exercisable, as applicable, and nonforfeitable, as follows:

(a) With respect to all stock options, stock appreciation rights, restricted stock units or other similar award then outstanding and held by the Executive, the award shall become immediately vested and fully exercisable as of the date of the Change in Control, notwithstanding any provision within an individual award agreement or employment agreement for exercise in installments.

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(b) With respect to restricted stock, phantom stock or other similar awards then outstanding and held by the Executive, all restrictions and conditions of the award shall be deemed satisfied, and the restriction period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control.

(c)“Change in Control” shall mean the occurrence of one (1) of the following:

(i) A “change in the ownership of the Company” which shall occur on the date that any one (1) person, or more than one (1) person acting as a group, becomes the beneficial owner of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii) A “merger of the Company” which shall occur on the date any merger, organization, business combination or consolidation of the Company or one (1) of its subsidiaries with or into any other company is consummated, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) A “change in the effective control of the Company” which shall occur on the date that either (A) any one (1) person, or more than one (1) person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company.

(iv) A change in the ownership of a substantial portion of the Company’s assets which shall occur on the date that any one (1) person, or more than one (1) person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

10.        Indemnification.

(a)  General. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Company, is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (in accordance with the certificate of incorporation and/or bylaws of the Company), as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

(b)     Expenses. As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

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(c)     Enforcement. If a claim or request under this Agreement is not paid by the Company, or on their behalf, within fifteen days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. The burden of proving that the Executive is not entitled to indemnification for any reason shall be upon the Company.

(d)     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive.

(e)     Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

(f)                        Advances of Expenses. Expenses incurred by the Executive, including attorneys’ fees, in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses.

(g)  Notice of Claim. The Executive shall give to the Company notice of any claim made against his for which indemnity will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive’s power and at such times and places as are convenient for the Executive.

(h)  Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Executive shall have reasonably concluded that there may be a conflict of interest between the Company and the Executive in the conduct of the defense of such action.

The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without Executive’s written consent. Neither the Company nor the Executive shall unreasonably withhold or delay their consent to any proposed settlement.

(i) Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation, by laws, or other governing documents of the Company, agreement, vote of stockholders, members or disinterested directors or otherwise.

(j) Directors and Officers Liability Policy. The Company agrees to use reasonable efforts to maintain directors and officers liability insurance covering the Executive in a reasonable and adequate amount determined by the Company.

11.        Termination and Termination Benefits.

(a) Termination.

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(i) For Cause. Notwithstanding any provision contained herein, the Company may terminate this Agreement at any time during the Employment Term for “Cause” (as defined in Section 8(f) below). Termination pursuant to this subsection 8(a)(i) shall be effective immediately upon giving the Executive written notice thereof stating the reason or reasons therefor with respect to clause (2) above, and thirty (30) days after written notice thereof from the Company to the Executive specifying the acts or omissions constituting the failure and requesting that they be remedied with respect to clause (1) above, but only if the Executive has not cured such failure within such thirty (30) day period.

(ii)    Death and Disability. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of the Executive’s death. If due to illness, physical or mental disability, or other incapacity, the Executive shall fail, for a total of any six (6) consecutive months (“Disability”), to substantially perform the principal duties required by this Agreement, the Company may terminate this Agreement upon thirty (30) days’ written notice to the Executive.

(iii)              Good Reason. The Executive may terminate his employment hereunder for “Good Reason” as defined below.

(b) Termination Benefits.

(i)     Termination For Cause. In the event of a termination pursuant to Section 8(a)(i) above, the Executive shall be entitled to payment of his Base Compensation and the benefits pursuant to Section 4 hereof up to the effective date of such termination and it is also the intention and agreement of the Company that Executive shall not be deprived by reason of termination for Cause of any payments, options or benefits which have been vested or have been earned or to which Executive is entitled as of the effective date of such termination.

(ii) Termination Upon Death, For Disability or For Good Reason. If the Company terminates the Executive’s employment hereunder as a result of Disability, or if this Agreement is terminated by reason of the Executive’s death, or if the Executive terminates his employment for Good Reason, the Executive (or his estate, in the case of death) shall be paid: (i) his Base Compensation at the rate in effect at the time of termination through the Termination Date; (ii) any accrued vacation pay; (iii) continuation for a period of twelve months after such termination, of the health and welfare benefits of the Executive and any long- term disability insurance generally provided to senior executives of the Company (as provided for by Section 4 of this Agreement); and (iv) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company.

(c) Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company. Except as otherwise expressly provided for in this Agreement, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company at or subsequent to the date of termination shall be payable in accordance with such plans or programs.

(d) Garden Leave. Following any notice of termination, whether by the Company or the Executive and until the end of the employment period or thirty days, whichever is longer, the Company may direct, in its sole discretion, that the Executive perform no duties and exercise no powers or authorities in connection with his employment, resign from any office with the Company ("Garden Leave"). During the Garden Leave period Executive will (i) continue to be an employee of the Company and will make himself available to provide such services directed by the Company that are reasonably consistent with Executive's status as a senior executive of the Company and (ii) continue to be paid his Base Salary and to be eligible to participate in the Company's benefits programs. During the Garden Leave, the Company may require Executive to resign from any position with the Company and/or remove any or all of Executive's duties or responsibilities, which will not constitute Good Reason or otherwise be a violation of this Agreement.

(e) Definitions.

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(i) Cause. For purposes of this subsection 8(a)(i), “Cause” shall mean (i) the conviction of Executive with respect to a (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; or (ii) a finding by the CEO that Executive has committed any of the following acts which, if susceptible to being cured, is not cured to the reasonable satisfaction of the CEO within twenty (20) days after written notice of the CEO’s finding to Executive: (A) substantially and repeatedly failing to perform the essential duties of the position properly assigned to Executive by the Board; (B) the commission of any act of gross negligence, willful misconduct or material breach of fiduciary duties with respect to the Company; or (C) any material breach of any written material agreement between the Company and Executive which causes material harm to the Company or any written policies of the Company.

(ii) Good Reason. “Good Reason” means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Company breaches this Agreement in any material respect and fails to cure such breach within fifteen days of being provided written notice of the breach; (b) the Company fails to obtain the full assumption of this Agreement by a successor; (c) the Company fails to use its reasonable best efforts to maintain, or cause to be maintained directors and officers liability insurance coverage for the Executive; and (d) the Company purports to terminate the Executive’s employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement.

(f) Payment. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled under this Section 8, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the Date of Termination. If the amount of any payment due to the Executive cannot be finally determined within 90 days after the Date of Termination, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than ninety (90) days after such Date of Termination. As soon as practicable hereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

(g) No Mitigation. Except as otherwise specifically provided in this Agreement, the Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after termination of his employment.

12. Covenant Not To Compete.

(a) Covenants Against Competition.

(i) The Executive acknowledges that as of the execution of this Employment Agreement the Company is engaged in the business of operating a mobile transportation network (the “Business”). Executive further acknowledges that his employment with the Company will have given him access to confidential information concerning the Company and that the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees as follows

(ii) Without the prior written consent of the CEO, the Executive shall not during the Restricted Period (as defined below) within the Restricted Area (as defined below) (except in the Executive’s capacity as an officer of the Company or any of its affiliates) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person or company engaged in a business competitive with the Business of the Company.

(iii) As used herein: (A) “Restricted Period” shall mean the period commencing on the Effective Date and ending on the first anniversary of the Executive’s termination of employment; and (B) “Restricted Area” shall mean any place within the world.

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(b) Confidential Information. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, without the prior written consent of the CEO, the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company’s Business. Confidential Information shall mean information concerning the Company’s operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, financial statements, and new personnel acquisition plans, learned by the Executive heretofore or hereafter; provided, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (A) in the performance of his duties hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general. Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

(c) Rights and Remedies Upon Breach. If the Executive breaches, threatens to commit a breach of, any of the provisions contained in Section 10 of this Agreement (the “Restrictive Covenants”), the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

(d) Saving Clause. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If the Executive violates any of the restrictions contained in the foregoing subsection (a), the restrictive period shall not run in favor of the Executive from the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of Company.

13. Executive’s Representation and Warranties. Executive represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company’s business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as officer and employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Executive is currently a party.

14. Miscellaneous.

(a) Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

(b) Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

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(c) Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

(d) Power and Authority. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

(e) Burden and Benefit; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. In addition to, and not in limitation of, anything contained in this Agreement, it is expressly understood and agreed that the Company’s obligation to pay Termination Compensation as set forth herein shall survive any termination of this Agreement.

(f) Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

(g) Arbitration; Remedies. Any dispute or controversy arising under this Agreement or as a result of or in connection with Executive’s employment (other than disputes arising under Section 10) shall be arbitrated and settled pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association which are then in effect in a proceeding held in New York, New York. This provision shall also apply to any and all claims that may be brought under any federal or state anti- discrimination or employment statute, rule or regulation, including, but not limited to, claims under: the National Labor Relations Act; Title VII of the Civil Rights Act; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act; the Immigration Reform and Control Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; and the Equal Pay Act. The decision of the arbitrator and award, if any, is final and binding on the parties and the judgment may be entered in any court having jurisdiction thereof. The parties will agree upon an arbitrator from the list of labor arbitrators supplied by the American Arbitration Association. The parties understand and agree, however, that disputes arising under Section 10 of this Agreement may be brought in a court of law or equity without submission to arbitration.

(h) Jurisdiction. Except as otherwise provided for herein, each of the parties (a) submits to the exclusive jurisdiction of any state court sitting in New York, New York or federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (d) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 12(i). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(i) Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by confirmed facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) as set forth in the preamble to this Agreement or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 12(i) for the service of notices.

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Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

(j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

HELBIZ INC.,

By: /s/ Salvatore Palella

Name: Salvatore Palella

Title: CEO

EXECUTIVE:

/s/ Giulio Profumo

Giulio Profumo

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